UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2005

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

Spansion LLC (“Spansion LLC”), the former joint venture 60% owned by Advanced Micro Devices, Inc. (“AMD”) and 40% owned by Fujitsu Limited (“Fujitsu”), was reorganized into Spansion Inc. (the “Reorganization”) and on December 15, 2005, Spansion Inc. (the “Company”) commenced its underwritten initial public offering (the “IPO”) of its Class A common stock.

The Company issued a press release on December 21, 2005 announcing the closing of the IPO, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On December 16, 2005, Spansion LLC, now a wholly-owned subsidiary of Spansion, Inc., commenced an offering of $250 million aggregate principal amount of 11.25% Senior Notes due 2016 and commenced a private placement to AMD of $175 million aggregate principal amount of 12.75% Senior Subordinated Notes due 2016.

The Company issued a press release on December 21, 2005 announcing the closing of the above notes transactions, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Contribution Agreement

The Reorganization from Spansion LLC into the Company occurred through the following steps pursuant to a Contribution Agreement, dated December 13, 2005, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference. First, AMD Investments, Inc., an indirect wholly-owned subsidiary of AMD, contributed its 60 percent ownership interest in Spansion LLC to Spansion Inc. in exchange for 43,529,402 shares of Class A common stock and one share of Class B common stock of the Company. Fujitsu contributed all of the outstanding capital stock of Fujitsu Microelectronics Holding, Inc. (“FMH”), the wholly-owned Fujitsu subsidiary that held Fujitsu’s 40 percent ownership interest in Spansion LLC, to the Company in exchange for one share of Class C common stock and 29,019,601 shares of Class D common stock of the Company. FMH was then renamed Spansion Technology Inc. (“STI”) and is a wholly-owned subsidiary of the Company. As a result, the Company became the holding company that both directly and indirectly through STI owns all of the interests in the operating company subsidiary Spansion LLC.

Agreements with AMD and Fujitsu related to the Reorganization

In connection with the Reorganization, the Company entered into the following agreements with AMD and Fujitsu:

Stockholders Agreement

The Company entered into a Stockholders Agreement, dated as of December 21, 2005, with AMD and Fujitsu, a copy of which is filed as Exhibit 10.3 hereto and the terms of which are incorporated herein by reference. The Stockholders Agreement imposes certain restrictions and obligations on AMD and Fujitsu and on their respective shares of the Company’s common stock and provides for certain matters pertaining to the Company’s management and governance.

Pursuant to the stockholders agreement, AMD and Fujitsu agree to vote all shares of common stock held by them or their affiliates so as to cause:

•	after the conversion of the Company’s Class D common stock into Class A common stock, the election of each Class A director proposed for election by the Nominating Committee of the Company’s Board of Directors;

•	for so long as each of AMD and Fujitsu, or their respective affiliates, own at least 15 percent of the Company’s capital stock, the election of the Company’s Chairman of the Board:

•	to be a Class C director, subject to approval of a majority of the Class B directors, until the Company’s 2007 annual stockholders meeting, provided, however, that until that annual stockholder meeting (but not thereafter) the holder of Class C common stock may, at its discretion, select any Class B director, instead of the Class C Director, as the Chairman of the Board;

•	from the Class B directors, subject to approval of the Class C director, from the Company’s 2007 annual stockholders meeting until the Company’s 2010 annual stockholders meeting; and

•	thereafter, from either the Class B directors or the Class C director, with the right to elect rotating every three years.

The Company agrees to allow AMD or Fujitsu, as the case may be, to have one representative attend the Company’s Board meetings as a non-voting participant for so long as such stockholder owns at least five percent of the Company’s capital stock, on an as converted to common stock basis.

The Stockholders Agreement also provides that neither stockholder can transfer any shares, except to majority-owned subsidiaries, until the earlier of one year from the date of the IPO or the conversion of the Class D common stock into Class A common stock. In addition, neither stockholder can transfer shares in an amount equal to or greater than one percent of the then outstanding common stock to any entity whose principal business competes with the Company, without first obtaining the consent of the non-transferring stockholder, such consent not to be unreasonably withheld after June 30, 2007.

The Stockholders Agreement also provides that the Company will agree with AMD and Fujitsu to provide, subject to limitations, various financial and other information relating to the Company and to assist them in connection with their respective reporting, disclosure and other obligations. Each party has agreed that it will use any information provided under the agreement, unless otherwise made public, only in connection with these obligations and that it will not use the information for any other purpose, including in connection with the sale or purchase of securities issued by the Company.

Pursuant to the Stockholders Agreement, the Company has agreed to grant AMD and Fujitsu rights to request the Company to register all or any part of their shares of Class A common stock under the Securities Act. In addition, subject to limitations, AMD and Fujitsu have rights to request that their shares be included in any registration of the Company’s common stock that the Company initiates.

With the exception of board observer rights and registration rights, the Stockholders Agreement shall terminate when each of AMD’s and Fujitsu’s aggregate ownership interest in the Company falls below ten percent.

Amended and Restated Fujitsu Distribution Agreement

The Company and Fujitsu were previously party to the Fujitsu Distribution Agreement which the parties amended and restated as of December 21, 2005. A copy of the Amended and Restated Fujitsu Distribution Agreement is filed as Exhibit 10.4 hereto, the terms of which are incorporated herein by reference. The Amended and Restated Fujitsu Distribution Agreement provides that Fujitsu acts as the Company’s sole distributor for sales of its products in Japan and to specified customer accounts associated with Fujitsu. Fujitsu also acts as a distributor throughout the rest of the world, other than Europe and the Americas with limited exceptions and with respect to customer accounts that have been associated with AMD. The Company licenses use of the Spansion trademark to Fujitsu so that its products are sold under the Spansion brand name. The Company also indemnifies Fujitsu from and against any third-party action claiming the Company’s products infringe upon a third-party’s intellectual property rights up to the amounts paid to Fujitsu by their customers for the affected products.

Under the Fujitsu Distribution Agreement, the Company’s prices are based on its recommended sales prices, subject to adjustment in certain cases based on Fujitsu’s sales prices to their customers, less an agreed-upon distribution margin, currently 4.3 percent. The Company has the right to sell or appoint additional distributors to sell its products outside of Japan. The Company’s right to appoint additional distributors to sell products in Japan or to sell to specified accounts associated with Fujitsu is subject to Fujitsu’s consent for so long as Fujitsu’s aggregate ownership interest in the Company remains above 12.5 percent. Fujitsu has agreed to use its best efforts to promote the sale of the Company’s products in Japan and to specified customers served by Fujitsu. In the event that the Company reasonably determines that Fujitsu’s sales performance is not satisfactory based on specified criteria, then the Company has the right to require Fujitsu to propose and implement an agreed-upon corrective action plan. If the Company reasonably believes that the corrective action plan is inadequate, the Company can take steps to remedy deficiencies through means that include selling products itself or appointing another distributor as a supplementary distributor. Fujitsu is entitled to up to 35 percent of the Company’s quarterly production volume in short supply situations. That percentage is subject to reduction based on Fujitsu’s level of ownership in the Company and its level of purchases in previous quarters.

Amended and Restated Patent Cross-License Agreements

The Company was previously party to a patent cross-license agreement with each of AMD and Fujitsu, each of which was amended and restated as of December 21, 2005. A copy of the Amended and Restated Fujitsu-Spansion Patent Cross-License Agreement is filed as Exhibit 10.5 hereto, the terms of which are incorporated herein by reference. A copy of the Amended and Restated AMD-Spansion Patent Cross-License Agreement is filed as Exhibit 10.6 hereto, the terms of which are incorporated herein by reference.

Under these patent cross-license agreements, the Company granted to each of AMD and Fujitsu, and AMD and Fujitsu each granted to the Company, non-exclusive licenses under certain patents and patent applications of their semiconductor groups to make, have made, use, sell, offer to sell, lease, import and otherwise dispose of certain semiconductor-related products anywhere in the world. The patents and patent applications that are licensed are those with an effective filing date prior to the termination of the Company’s patent cross-license agreements. The agreements will automatically terminate on the later of June 30, 2013 and the date AMD or Fujitsu, as applicable, sells its entire aggregate ownership interest in the Company. The agreements may be terminated by a party on a change in control of the other party or its semiconductor group. The licenses to patents under license at the time of the termination will survive until the last such patent expires.

In cases where there is a change of control of the Company, AMD, Fujitsu, or the semiconductor group of AMD or Fujitsu, as the case may be, each other party to the cross-license agreement shall have the right to terminate the agreement (or to invoke the provisions described in this paragraph if the agreement had been previously terminated) by giving 30 days written notice within 90 days after receiving notice of the change of control. If so terminated, the rights, licenses and immunities granted under the agreement will continue solely with respect to those licensed patents that are entitled to an effective filing date that is on or before, and are licensed as of, the date of such change of control, and will continue until the expiration of the last to expire of such licensed patents. Moreover, with respect to circuit patents, which are patents (other than process patents) covering elements relating to electrical signals to achieve a particular function, the rights, licenses and immunities granted to the party undergoing the change of control are limited solely to:

(i)	each existing and pending product of such party as of the date of change of control;

(ii)	each existing and pending product of the acquiring third party of such party as of the date of change of control that would have been in direct competition with products described in (i) above; and

(iii)	successor products of products described in (i) and (ii) above.

In the first nine months of fiscal 2005, the Company paid royalties of approximately $11 million to each of AMD and Fujitsu under their respective patent cross-license agreements. In fiscal 2004, the Company paid royalties in the amounts of $18 million to each of AMD and Fujitsu under these agreements. The Company will continue to make royalty payments associated with licenses that survive the termination of the agreement. Under the respective amended and restated patent cross-license agreements, the Company will pay royalties to AMD and Fujitsu in the amount of 0.3 percent of net sales of the Company’s products. The royalty rates will be further reduced to 0.15 percent at the time the Spansion Inc. Class D common stock is converted into Spansion Inc. Class A common stock, and thereafter to zero percent on the second anniversary of the date of such conversion.

Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement

AMD and Fujitsu have each contributed to the Company various intellectual property rights pursuant to an Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement, dated as of December 21, 2005, a copy of which is filed as Exhibit 10.7 hereto.

Under this agreement, the Company became owner, or joint owner with each of Fujitsu and AMD, of certain patents, patent applications, trademarks, and other intellectual property rights and technology. AMD and Fujitsu reserved rights, on a royalty-free basis, to practice the contributed patents and to license these patents to their affiliates and successors-in-interest to their semiconductor groups. AMD and Fujitsu each have the right to use the jointly-owned intellectual property for their own internal purposes and to license such intellectual property to others to the extent consistent with their non-competition obligations to the Company. Subject to the Company’s confidentiality obligations to third parties, and only for so long as AMD’s and Fujitsu’s ownership interest remains above a specific minimum level, the Company has agreed to identify any of its technology to each of AMD and Fujitsu, and to provide copies of and training with respect to that technology to them. In addition, the Company has granted a non-exclusive, perpetual, irrevocable fully paid and royalty-free license of the Company’s rights in that technology to each of AMD and Fujitsu.

Under this agreement, for as long as AMD continues to hold a majority of the Company’s shares entitled to vote for the election of directors, AMD has agreed to enforce its applicable patents to minimize, to the extent reasonably possible, any of the Company’s losses, provided that the details of the manner in which AMD enforces its patents, including which of its patents AMD enforces, is left to AMD’s reasonable discretion. AMD may grant licenses under the Company’s patents, provided that these licenses are of no broader scope than, and are subject to the same terms and conditions that apply to, any license of AMD’s patents granted in connection with such license, and the recipient of such license grants to the Company a license of similar scope under its patents. Until the earlier of the December 21, 2007 or when the Company’s Board of Directors adopts a resolution to convert the Spansion Inc. Class D common stock to Spansion Inc. Class A common stock, Fujitsu has agreed to consider conditionally granting the Company an extension of rights under additional patents in circumstances where the Company can reasonably assert such patents as a claim or counterclaim to third party infringement claims asserted against the Company.

Amended and Restated Services Agreement

The Company is party to various amended and restated service agreements with each of AMD and Fujitsu. A copy of the Amended and Restated Fujitsu Information Technology Services Agreement, dated as of December 21, 2005, is filed as Exhibit 10.8 hereto, the terms of which are incorporated herein by reference. A copy of the Amended and Restated AMD Information Technology Services Agreement, dated as of December 21, 2005, is filed as Exhibit 10.9 hereto, the terms of which are incorporated herein by reference. A copy of the Amended and Restated Fujitsu General Administrative Services Agreement, dated as of December 21, 2005, is filed as Exhibit 10.10 hereto, the terms of which are incorporated herein by reference. A copy of the Amended and Restated AMD General Administrative Services Agreement, dated as of December 21, 2005, is filed as Exhibit 10.11 hereto, the terms of which are incorporated herein by reference.

Under its IT Services Agreement and General Administrative Services Agreement, AMD provides, among other things, information technology, facilities, logistics, legal, tax, finance, human resources, and environmental health and safety services to the Company. Under its IT Services Agreement and General Administrative Services Agreement, Fujitsu provides, among other things, information technology, research and development, quality assurance, insurance, facilities, environmental, and human resources services primarily to the Company’s manufacturing facilities in Japan. For services rendered, AMD and Fujitsu are each paid fees in an amount equal to cost plus five percent except for services procured by AMD and Fujitsu from third parties, which are provided to the Company at cost. AMD and Fujitsu each has the right to approve certain amendments to the other’s service agreements with the Company.

Unless otherwise earlier terminated, each of these service agreements expires on June 30, 2007, but the applicable parties may extend the term by mutual agreement. The Company has the ability to terminate individual services under the general services agreements at any time and for any reason upon at least six months’ advance notice. With respect to the IT service agreements and general administrative service agreements, if AMD or Fujitsu has failed to comply with applicable service levels for a particular service and has failed to rectify such performance failure, the Company may terminate such service after 60 days have elapsed since initial notification of the failure to perform the service. Moreover, the Company may terminate an entire IT service agreement or general services agreement if AMD or Fujitsu breaches its material obligations under the respective agreement and does not cure such default within 90 days after receipt of a notice of default from the Company. Similarly, AMD or Fujitsu can terminate the respective agreement for the Company’s failure to make payments when due if the Company fails to cure such default within 90 days after receipt of notice of default.

For the first nine months of fiscal 2005, the total charges to the Company for services from AMD were approximately $77 million and the total charges to the Company for services from Fujitsu were approximately $16 million. For fiscal 2004, the total charges to the Company for services from AMD were approximately $111 million and the total charges to the Company for services from Fujitsu were approximately $33 million.

The Company and AMD also executed an Amended and Restated Reverse General Administrative Services Agreement, dated as of December 21, 2005, a copy of which is filed as Exhibit 10.12 hereto, and the terms of which are incorporated herein by reference. Pursuant to this agreement, the Company provides certain research and design services to AMD and Spansion (China) Limited provides manufacturing support services to AMD Technologies (China) Co. Ltd., AMD’s microprocessor assembly and test facility in Suzhou, China. For services rendered, the Company is paid fees generally in an amount equal to cost plus five percent. Unless otherwise earlier terminated, this agreement expires on June 30, 2007, but the parties may extend the term by mutual agreement. AMD has the ability to terminate individual services under this agreements at any time and for any reason upon at least six months’ advance notice. In addition, if the Company has failed to comply with applicable service levels for a particular service and has failed to rectify such performance failure, AMD may terminate such service after 60 days have elapsed since initial notification of the failure to perform the service. Moreover, AMD may terminate the entire agreement if the Company breaches its material obligations under the agreement and does not cure such default within 90 days after receipt of a notice of default from AMD. Similarly, the Company can terminate the agreement for AMD’s failure to make payments when due if it fails to cure such default within 90 days after receipt of notice of default. For the first nine months of fiscal 2005, the total charge to AMD for these services was approximately $4 million. For fiscal 2004, the total charge to AMD for these services was approximately $5 million.

Amended and Restated Non-Competition Agreement

The Company, AMD and Fujitsu executed an Amended and Restated Non-Competition Agreement, dated as of December 21, 2005, with AMD and Fujitsu, a copy of which is filed as Exhibit 10.13 hereto, and the terms of which are incorporated herein by reference. Pursuant to this agreement, AMD and Fujitsu each agree not to directly or indirectly engage in a business that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing only Flash memory, which is the business in which the Company primarily competes. This non-competition agreement does not prevent AMD or Fujitsu from manufacturing or selling products that incorporate Flash memory (whether it be Spansion Flash memory or a competitive product). Although AMD currently has no other operations that compete in the Flash memory market, Fujitsu currently produces and sells products that incorporate Spansion Flash memory or competitive Flash memory. Furthermore, AMD and Fujitsu each agrees that if either of them acquires a business that has a division or other operations that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing only Flash memory, AMD and Fujitsu will provide the Company with a right of first offer to acquire the competing division or operations. AMD and Fujitsu are required to use their commercially reasonable efforts to divest the competing division or operations if the Company does not purchase them. These non-competition obligations of AMD will last until the earlier of (i) the dissolution of the Company, and (ii) two years after the date on which AMD’s aggregate ownership interest in the Company is less than or equal to five percent. These non-competition obligations of Fujitsu will last until the earlier of (i) the dissolution of the Company, and (ii) two years after the date on which Fujitsu’s aggregate ownership interest in the Company is less than or equal to five percent.

The Company, AMD and Fujitsu also agreed not to solicit each other’s employees. Without the Company’s prior written consent, each of AMD and Fujitsu will not directly or indirectly either for itself or another person, (i) hire any individual employed by the Company or (ii) solicit or encourage any individual to terminate his or her employment with the Company. These obligations not to solicit or hire do not apply if (A) the Company has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with the Company. Similarly, without the prior written consent of AMD or Fujitsu, the Company agreed not to directly or indirectly either for itself or another person, (i) hire any individual employed by AMD or Fujitsu or (ii) solicit or encourage any individual to terminate his or her employment with AMD or Fujitsu. These obligations not to solicit or hire do not apply if (A) AMD or Fujitsu, as applicable, has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with AMD or Fujitsu, as applicable. These non-solicitation obligations of AMD will last until the earlier of (i) the dissolution of the Company, and (ii) two years after the date on which AMD’s aggregate ownership interest in the Company is less than or equal to five percent. These non-solicitation obligations of Fujitsu will last until the earlier of (i) the dissolution of the Company, and (ii) two years after the date on which Fujitsu’s aggregate ownership interest in the Company is less than or equal to five percent. These non-solicitation obligations of the Company with respect to AMD employees or Fujitsu employees will terminate at the same time as the non-solicitation obligations of AMD or Fujitsu, as applicable, terminate.

Cerium Purchase Agreement

The Company and AMD executed a purchase agreement on December 19, 2005, effective as of October 24, 2005, for the purchase of all of the membership units of Cerium Laboratories LLC, a Delaware limited liability company and a wholly-owned subsidiary of AMD. A copy of the purchase agreement is filed as Exhibit 10.14 hereto, the terms of which are incorporated herein by reference. The Company issued to AMD a promissory note with a principal outstanding amount equal to the aggregate purchase price of $335,453. The interest rate on the promissory was equal to seven percent per annum. The principal amount of the promissory note and all accrued an unpaid interest was paid to AMD on December 21, 2005.

Purchase and Sale Agreement for Austin, Texas Properties

The Company executed a Purchase and Sale Agreement, dated as of December 21, 2005, with AMD for the purchase of properties located in Austin, Texas, for approximately $6 million. A copy of the Purchase and Sale Agreement is filed as Exhibit 10.15 hereto, the terms of which are incorporated herein by reference.

Sale and Purchase Agreement for Penang, Malaysia Properties

The Company’s wholly-owned subsidiary, Spansion (Penang) Sdn. Bhd. executed a Sale and Purchase Agreement, dated as of December 20, 2005, with Advanced Micro Devices Export Sdn. Bhd. for the purchase of properties located in Penang, Malaysia, for approximately $5 million. A copy of the Sale and Purchase Agreement is filed as Exhibit 10.16 hereto, the terms of which are incorporated herein by reference.

Underwriting Agreement

On December 15, 2005, the Company commenced its underwritten IPO for the issuance and sale of 47,264,000 shares of its Class A common stock and entered into an underwriting agreement with the underwriters party thereto. A copy of the underwriting agreement is filed as Exhibit 1.1 hereto, the terms of which are incorporate herein by reference.

Exchange Agreement

In connection with the IPO, the Company, AMD and Fujitsu executed an Exchange Agreement, dated December 15, 2005, pursuant to which on December 21, 2005 (1) Fujitsu cancelled $40 million of the aggregate principal amount outstanding under the Company’s promissory note issued to Fujitsu on June 30, 2003, in exchange for 3,333,333 shares of the Company’s Class D common stock and (2) AMD cancelled $60 million of the aggregate principal amount outstanding under the Company’s promissory note issued to AMD on June 30, 2003, in exchange for 5,000,000 shares of the Company’s Class A common stock. A copy of the Exchange Agreement is filed as Exhibit 10.2 hereto, the terms of which are incorporated herein by reference

Indenture governing 11.25% Senior Notes Due 2016

On December 21, 2005, Spansion LLC completed an offering of $250,000,000 aggregate principal amount of its 11.25% Senior Notes Due 2016, pursuant Regulation 144A and Regulation S under the Securities Act. The terms and conditions of the senior notes and related matters are set forth in an indenture, dated as of December 21, 2005, by and between Spansion LLC and Wells Fargo Bank, N.A., as trustee, filed as Exhibit 4.1 hereto, the terms of which are incorporated herein by reference. A specimen of Spansion LLC’s 11.25% Senior Note Due 2016 is filed as Exhibit 4.2 hereto, the terms of which are incorporated herein by reference.

Indenture governing 12.75% Senior Subordinated Notes Due 2016

On December 21, 2005, Spansion LLC issued to AMD $175,000,000 aggregate principal amount of its 12.75% Senior Subordinated Notes Due 2016. The terms and conditions of the senior subordinated notes and related matters are set forth in an indenture, dated as of December 21, 2005, by and between Spansion LLC and Wells Fargo Bank, N.A., as trustee, filed as Exhibit 4.3 hereto, the terms of which are incorporated herein by reference. A specimen of Spansion LLC’s 12.75% Senior Note Due 2016 is filed as Exhibit 4.4 hereto, the terms of which are incorporated herein by reference.

Spansion Inc. 2005 Equity Incentive Plan

The Company’s 2005 Equity Incentive Plan is attached as Exhibit 10.17 hereto, the terms of which are incorporated herein by reference. The Company has reserved 9,500,000 shares of Class A common stock available for issuance under the plan in the form of equity awards, including incentive and nonqualified stock options and restricted stock units. The 2005 Equity Incentive Plan will be administered by the Company’s board of directors or a committee appointed by the board of directors, and such administrator will have the authority to, among other things, grant awards, determine share price, accelerate or extend the vesting or exercisability of awards and determine the date of grant of an award. Shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated or forfeited, or fail to vest will again be available for grant under the plan. The maximum term of the option will be 10 years and the exercise price of each option will be determined by the administrator at the time of the grant.

The plan provides that awards may be granted to an officer or employee, consultant or advisor of the Company or its subsidiaries; provided that the incentive stock options granted under the plan may only be granted to employees of the Company or its subsidiaries. The exercise price of each incentive stock option will be required to be not less than 100 percent of the fair market value of the Company’s Class A common stock on the date of grant and to be not less than 110 percent if such options are granted to persons who have more than 10 percent of the total voting power of all classes of the Company’s stock. The plan provides for payment of the exercise price of options in the form of, among other things, cash, services rendered, notice and third party payments as authorized by the administrator, delivery of shares of Class A common stock and cashless exercise with a third party who provides financing for the purposes of the purchase or exercise of the award.

The administrator may, in its discretion, accelerate vesting of the awards under the plan under certain circumstances, including:

•	the acquisition by a person other than AMD or its affiliates of more than 33 percent of either the then outstanding shares of the Company’s common stock or the combined voting power entitled to vote in the election of directors, except for any such acquisition by Fujitsu or its affiliates so long as such level of ownership is (1) less than AMD’s level of ownership in such securities and (2) not more than 40 percent of outstanding shares of the Company’s common stock or the combined power entitled to vote in the election of directors;

•	change in the control of the majority of the Company’s board of directors; and

•	the consummation of a reorganization, share exchange, merger, consolidation, or a sale or other dispositions of all or substantially all of the Company’s assets.

Award Grants Under the 2005 Equity Incentive Plan

On December 15, 2005, the Company granted stock options and restricted stock units (RSUs) to the Company’s employees under the 2005 Equity Incentive Plan. Grants were made to the Company’s executive officers in the following amounts:

Name	Stock Options	RSUs
Bertrand F. Cambou President and Chief Executive Officer	225,000	114,300

James E. Doran Executive Vice President, Group Operations	125,000	57,151

Thomas T. Eby Executive Vice President and Chief Marketing and Sales Officer	125,000	45,720

Steven J. Geiser Corporate Vice President, Chief Financial Officer and Treasurer	65,000	22,860

Amir Mashkoori Executive Vice President, Wireless Solutions Division	125,000	36,576

Robert C. Melendres Corporate Vice President, Corporate Development, General Counsel and Corporate Secretary	80,000	25,147

Richard Previte Executive Vice President and Chief Administrative Officer	56,250	—

Sylvia Summers Executive Vice President, Embedded Memory Division	80,000	36,576

Shinji Suzuki Executive Vice President, President, Spansion Japan Limited	27,500	45,720

The exercise price of the stock options is $12.00 per share. RSUs have no exercise price or expiration date. Stock options are non-statutory, non-transferable except in specified circumstances and expire on December 15, 2012. Except as noted below, the shares underlying the stock options will generally vest over a four year period as follows: 25% of the shares vest on January 28, 2007, and the remainder in equal installments quarterly over the remaining 36 months. The vesting schedule for Mr. Previte’s stock options is as follows: 50% shall vest on January 28, 2006, 12.5% shall vest on each of April 28, 2006 and July 28, 2006, and 25% shall vest on October 28, 2006. The vesting schedule for Mr. Suzuki’s stock options is as follows: 100% on January 28, 2007. The vesting schedule for the RSUs is as follows: 25% on April 28, 2006 and the remainder in equal installments quarterly over the remaining 36 months.

In addition, the Company awarded grants under the 2005 Equity Incentive Plan to David E. Roberson, Patti S. Hart and David K. Chao, its non-employee independent directors. Each non-employee independent director received an initial stock option award exercisable for 20,000 shares of Class A common stock and a restricted stock award exercisable for 20,000 restricted stock units, which vest according to the following schedule: 25% on January 28, 2007, and the remainder in equal installments quarterly over the remaining 36 months.

Spansion Inc. 2005 Employee Stock Purchase Plan

The Company’s 2005 Employee Stock Purchase Plan is filed as Exhibit 10.18 hereto, the terms of which are incorporated herein by reference. The 2005 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code with the purpose of providing eligible employees (including officers) and eligible employees of participating subsidiaries with an opportunity to purchase Class A common stock through payroll deductions. The 2005 Employee Stock Purchase Plan will allow eligible and participating employees to purchase, through payroll deductions, shares of Class A common stock at a discount, not to exceed 15 percent, applied to either (1) the fair market value per share of Class A common stock on the first business date of a three-month offering period, or (2) the fair market value per share of Class A common stock on the last business date of that three-month offering period. The Company has reserved 2,250,000 shares of Class A common stock available for issuance under the plan. The 2005 Employee Stock Purchase Plan will be administered by the board of directors or a committee appointed by the board of directors.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 16, 2005, Spansion LLC issued $250,000,000 aggregate principal amount of 11.25% Senior Notes due 2016. The senior notes were issued at 90.302% of face value, resulting in net proceeds to Spansion LLC of approximately $218.9 million after deducting the initial purchasers’ discount and estimated offering expenses. The senior notes are general unsecured senior obligations of Spansion LLC and will rank equal in right of payment with any of the Company’s, STI’s or Spansion LLC’s existing and future senior debt. Interest is payable on January 15 and July 15 of each year beginning July 15, 2006 until the maturity date of January 15, 2016. The Company’s obligations under the senior notes are guaranteed by Spansion Inc., STI and any restricted subsidiary of the Company that guarantees any of the Company’s public debt in the future.

On December 16, 2005, Spansion LLC also issued $175,000,000 aggregate principal amount of 12.75% Senior Subordinated Notes due 2016. The senior subordinated notes were issued at 90.828% of face value, resulting in net proceeds of approximately $158.9 million. The senior subordinated notes are general unsecured obligations of Spansion LLC and will rank junior to any existing and future senior debt of the Company, STI or Spansion LLC. Interest is payable on April 15 and October 15 of each year beginning April 15, 2006 until the maturity date of April 15, 2016. The Company’s obligations under the senior subordinated notes are guaranteed by Spansion Inc., STI and any restricted subsidiary of the

Company that guarantees any of the Company’s public debt in the future. The terms of the senior subordinated notes are substantially similar to the terms of the senior notes, except that (1) the senior subordinated notes are subordinated to all senior indebtedness, including the senior notes and (2) the interest rate on the senior subordinated notes is 12.75%.

Certain events are considered “Events of Default” under the indenture governing the senior notes and the indenture governing the senior subordinated notes (see Item 1.01 above) which may result in the accelerated maturity of the senior notes and the senior subordinated notes, including (i) a default in any interest, principal or premium amount payment; (ii) a merger, consolidation or sale of all or substantially all of the Company’s property; (iii) a breach of covenants in the senior notes, the senior subordinated notes or the respective indenture; (iv) a default in certain debts; or (v) if a court enters certain orders or decrees under any bankruptcy law. Upon occurrence of one of these events, the trustee under or certain holders may declare the principal of and accrued interest on all of the senior notes or the senior subordinated notes, as the case may be, to be immediately due and payable. If the Company, STI or Spansion LLC incurs any judgment for the payment of money in an aggregate amount in excess of $50 million or takes certain voluntary actions in connection to insolvency, all amounts on the senior notes and the senior subordinated notes shall be due and payable immediately without any declaration or other act by the trustee or holders thereof.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

In connection with the corporate reorganization from Spansion LLC into the Company, the Company, pursuant to a Contribution Agreement dated as of December 13, 2005 (see Item 1.01 above) issued (1) to AMD Investments, Inc. 43,529,402 shares of Class A common stock and one share of Class B common stock in exchange for AMD Investments, Inc.’s 60 percent ownership interest in Spansion LLC and (2) to Fujitsu one share of Class C common stock and 29,019,601 shares of Class D common stock of the Company in exchange for all of the outstanding capital stock of FMH, the wholly-owned Fujitsu subsidiary that held Fujitsu’s 40 percent ownership interest in Spansion LLC.

In connection with the IPO, the Company, AMD and Fujitsu executed an Exchange Agreement, dated as of December 15, 2005 (see Item 1.01 above), pursuant to which on December 21, 2005 (1) Fujitsu cancelled $40 million of the aggregate principal amount outstanding under the Company’s promissory note issued to Fujitsu on June 30, 2003, in exchange for 3,333,333 shares of the Company’s Class D common stock and (2) AMD cancelled $60 million of the aggregate principal amount outstanding under the Company’s promissory note issued to AMD on June 30, 2003, in exchange for 5,000,000 shares of the Company’s Class A common stock.

All of the shares of the Company’s common stock issued to AMD and Fujitsu in the transactions described above were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act.

ITEM 8.01 OTHER EVENTS

Attached as Exhibit 3.1 hereto is the Company’s Amended and Restated Certificate of Incorporation and attached as Exhibit 3.2 hereto is the Company’s Amended and Restated Bylaws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 15, 2005, among Spansion Inc., Citigroup Capital Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., UBS Securities LLC, Dresdner Kleinwort Wasserstein Securities LLC.

3.1	Spansion Inc. Amended and Restated Certificate of Incorporation

3.2	Spansion Inc. Amended and Restated Bylaws

4.1	Indenture, dated as of December 21, 2005, between Spansion LLC, Spansion Inc, Spansion Technology Inc. and Wells Fargo, N.A., as trustee, governing the 11.25% Senior Notes Due 2016

4.2	Specimen of 11.25% Senior Note due 2016

4.3	Indenture, dated as of December 21, 2005, between Spansion LLC, Spansion Inc, Spansion Technology Inc. and Wells Fargo, N.A., as trustee, governing the 12.75% Senior Subordinated Notes Due 2016

4.4	Specimen of 12.75% Senior Subordinated Note due 2016

10.1	Contribution Agreement, dated as of December 13, 2005, among Spansion Inc., Spansion LLC, Advanced Micro Devices, Inc., AMD Investments, Inc., Fujitsu Limited and Fujitsu Microelectronics Holding, Inc.

10.2	Exchange Agreement, dated as of December 15, 2005, among Spansion Inc., Spansion LLC, Advanced Micro Devices, Inc., AMD Investments, Inc., Fujitsu Limited and Spansion Technology Inc.

10.3	Stockholders Agreement of Spansion Inc., dated as of December 21, 2005, among Advanced Micro Devices Inc., AMD Investments, Inc., Fujitsu Limited and Spansion Inc.

10.4†	Amended and Restated Distribution Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

10.5	Amended and Restated Fujitsu-Spansion Patent Cross-License Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

10.6	Amended and Restated AMD-Spansion Patent Cross-License Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.7	Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement, dated as of December 21, 2005, between Spansion Inc., Fujitsu Limited, Advanced Micro Devices, Inc., AMD Investments, Inc. and Spansion Technology Inc.

Exhibit No.	Description
10.8	Amended and Restated Information Technology Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

10.9	Amended and Restated Information Technology Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.10	Amended and Restated General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

10.11	Amended and Restated General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.12	Amended and Restated Reverse General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.13†	Amended and Restated Non-Competition Agreement, dated as of December 21, 2005, among Spansion Inc., Advanced Micro Devices, Inc., AMD Investments, Inc. and Fujitsu Limited

10.14	Cerium Purchase Agreement, dated as of December 19, 2005, between Spansion LLC and Advanced Micro Devices, Inc.

10.15	Purchase and Sale Agreement, dated as of December 21, 2005, between Spansion LLC and Advanced Micro Devices, Inc.

10.16	Sale and Purchase Agreement, dated as of December 20, 2005, between Spansion (Penang) Sdn. Bhd. and Advanced Micro Devices Export Sdn. Bhd.

10.17	Spansion Inc. 2005 Equity Incentive Plan

10.18	Spansion Inc. 2005 Employee Stock Purchase Plan

99.1	Press Release dated December 21, 2005

99.2	Press Release dated December 21, 2005

†	The Company has been granted confidential treatment pursuant to Rule 406 for portions of the referenced form of agreement that was filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-124041) and has sought confidential treatment pursuant to Rule 24b-2 for the executed agreement filed as an exhibit herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

Date: December 21, 2005	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Corporate Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 15, 2005, among Spansion Inc., Citigroup Capital Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., UBS Securities LLC, Dresdner Kleinwort Wasserstein Securities LLC.

3.1	Spansion Inc. Amended and Restated Certificate of Incorporation

3.2	Spansion Inc. Amended and Restated Bylaws

4.1	Indenture, dated as of December 21, 2005, between Spansion LLC, Spansion Inc, Spansion Technology Inc. and Wells Fargo, N.A., as trustee, governing the 11.25% Senior Notes Due 2016

4.2	Specimen of 11.25% Senior Note due 2016

4.3	Indenture, dated as of December 21, 2005, between Spansion LLC, Spansion Inc, Spansion Technology Inc. and Wells Fargo, N.A., as trustee, governing the 12.75% Senior Subordinated Notes Due 2016

4.4	Specimen of 12.75% Senior Subordinated Note due 2016

10.1	Contribution Agreement, dated as of December 13, 2005, among Spansion Inc., Spansion LLC, Advanced Micro Devices, Inc., AMD Investments, Inc., Fujitsu Limited and Fujitsu Microelectronics Holding, Inc.

10.2	Exchange Agreement, dated as of December 15, 2005, among Spansion Inc., Spansion LLC, Advanced Micro Devices, Inc., AMD Investments, Inc., Fujitsu Limited and Spansion Technology Inc.

10.3	Stockholders Agreement of Spansion Inc., dated as of December 21, 2005, among Advanced Micro Devices Inc., AMD Investments, Inc., Fujitsu Limited and Spansion Inc.

10.4†	Amended and Restated Distribution Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

10.5	Amended and Restated Fujitsu-Spansion Patent Cross-License Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

10.6	Amended and Restated AMD-Spansion Patent Cross-License Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.7	Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement, dated as of December 21, 2005, between Spansion Inc., Fujitsu Limited, Advanced Micro Devices, Inc., AMD Investments, Inc. and Spansion Technology Inc.

10.8	Amended and Restated Information Technology Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

Exhibit No.	Description
10.9	Amended and Restated Information Technology Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.10	Amended and Restated General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Fujitsu Limited

10.11	Amended and Restated General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.12	Amended and Restated Reverse General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.13†	Amended and Restated Non-Competition Agreement, dated as of December 21, 2005, among Spansion Inc., Advanced Micro Devices, Inc., AMD Investments, Inc. and Fujitsu Limited

10.14	Cerium Purchase Agreement, dated as of December 19, 2005, between Spansion LLC and Advanced Micro Devices, Inc.

10.15	Purchase and Sale Agreement, dated as of December 21, 2005, between Spansion LLC and Advanced Micro Devices, Inc.

10.16	Sale and Purchase Agreement, dated as of December 20, 2005, between Spansion (Penang) Sdn. Bhd. and Advanced Micro Devices Export Sdn. Bhd.

10.17	Spansion Inc. 2005 Equity Incentive Plan

10.18	Spansion Inc. 2005 Employee Stock Purchase Plan

99.1	Press Release dated December 21, 2005

99.2	Press Release dated December 21, 2005

†	The Company has been granted confidential treatment pursuant to Rule 406 for portions of the referenced form of agreement that was filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-124041) and has sought confidential treatment pursuant to Rule 24b-2 for the executed agreement filed as an exhibit herewith.